EXECUTION VERSION

EXHIBIT (10.10)

EXCHANGE AGREEMENT

     This Exchange Agreement (this “Agreement”) is made and entered into as of May 21, 2009 by and between Albany International Corp., a Delaware corporation (the “Company”), and Citadel Equity Fund Ltd., a company organized under the laws of the Cayman Islands (the “Noteholder”). The Company and the Noteholder are sometimes collectively referred to herein as the “Parties” and individually as a “Party.”

     WHEREAS, the Noteholder is the beneficial owner of $40,000,000 in aggregate principal amount of the Company’s 2.25% Convertible Senior Notes due 2026 (the “Convertible Notes”);

     WHEREAS, the Noteholder has requested that the Company exchange, and the Company is willing to exchange certain principal amounts of the Convertibles Notes beneficially owned by the Noteholder for (i) equal aggregate principal amounts of the Company’s 2.25% Senior Notes due 2026 (the “New Notes”), in the form attached as Annex A hereto plus (ii) the Cash Payment (as defined below) available from cash on hand at the Company (each such transaction, an “Exchange”); and

     WHEREAS, on each of the First Closing Date and the Second Closing Date (as defined below), immediately following each Exchange, the Noteholder desires to sell, and the Company desires to purchase, upon the terms and subject to the conditions set forth in a Securities Purchase Agreement, dated as of the date hereof (the “Securities Purchase Agreement”), between the Noteholder and the Company, in the form attached as Annex B hereto, $20,000,000 in aggregate principal amount of New Notes beneficially owned by the Noteholder for certain purchase prices per New Note set forth in the Securities Purchase Agreement, which purchase prices will be paid from cash on hand and/or a borrowing under the Company’s $460,000,000 Five-Year Revolving Credit Facility Agreement, dated as of April 14, 2006, among the Company, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and J.P. Morgan Europe Limited, as London Agent, as amended from time to time.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements and understandings herein contained, the Parties hereby agree as follows:

SECTION 1. Exchange of Notes.

     1.1 The Exchange. On and subject to the terms and conditions set forth in this Agreement, on each Closing Date (as defined below), the Noteholder shall sell, assign and transfer to the Company, free and clear of any and all Encumbrances, all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of, $20,000,000 in aggregate principal amount of Convertible Notes beneficially owned by the Noteholder in exchange for (i) the issuance by the Company of an equal aggregate principal amount of the New Notes and (ii) the payment by the Company of an amount in cash equal to $150,000, plus any accrued but unpaid interest through the relevant Closing Date on the

Convertible Notes delivered for Exchange (the “Cash Payment”), payable from cash on hand at the Company available for general corporate purposes.

     1.2 Closing Date . The transactions contemplated hereunder shall take place at 10:00a.m. (New York City time) on each of July 1, 2009 and October 1, 2009, or at such other time or on such other date as the parties may mutually agree upon in writing (each such date, a “Closing Date”). On each Closing Date:

          (a) the Noteholder shall deliver to the Company $20,000,000 in aggregate principal amount of Convertible Notes via book-entry delivery to the following account:

DTC Participant Name: Bank of New York DTC Participant Number: 901 ID Agent: Citizens Bank #80901 ID Agent Account No.: 101400 Further Credit: Albany International Corp. #7011536

          (b) the Company shall deliver to the Noteholder $20,000,000 in aggregate principal amount of New Notes via physical delivery.

          (c) the Company shall make the Cash Payment by wire transfer in immediately available funds to the following bank account (or to such other account as the Noteholder shall indicate to the Company in writing no less than three (3) business days before the relevant Closing Date):

Account Name: Citadel Equity Fund
Bank: Bank of New York
Attention: Joe Franklin
Account Number: 8900-472-545
ABA Number: 021000018

     SECTION 2. Conditions to the Obligations of the Noteholder. The obligations of the Noteholder to consummate the transactions contemplated hereby are subject to the satisfaction as of each Closing Date of the following conditions:

          2.1 Representations and Warranties. The representations and warranties contained in Section 4 hereof shall be true and correct at and as of each Closing Date as though made on each Closing Date.

          2.2 Compliance with Covenants. The Company shall have complied with all of its covenants and agreements contained herein to be performed by it on or prior to each Closing Date.

          2.3 Securities Purchase Agreement. The Securities Purchase Agreement shall (i) have been duly executed and delivered by the Company, (ii) be in full force and effect and (iii) not have been modified, amended or terminated as of each Closing Date.

     SECTION 3. Conditions to the Obligations of the Company. The obligations of the Company to consummate the transactions contemplated hereby are subject to the satisfaction as of each Closing Date of the following conditions:

          3.1 Representations and Warranties. The representations and warranties contained in Section 5 hereof shall be true and correct at and as of each Closing Date as though made on each Closing Date.

          3.2 Compliance with Covenants. The Noteholder shall have complied with all of its covenants and agreements contained herein to be performed by it on or prior to each Closing Date.

          3.3 Securities Purchase Agreement. The Securities Purchase Agreement shall (i) have been duly executed and delivered by the Noteholder, (ii) be in full force and effect and (iii) not have been modified, amended or terminated as of each Closing Date.

     SECTION 4. Representations and Warranties of the Company. As a material inducement to the Noteholder to enter into this Agreement, the Company hereby represents and warrants to the Noteholder that the following statements are true and correct as of the date of this Agreement.

          4.1 Organization; Requisite Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company possesses all requisite power and authority necessary to enter into this Agreement and to consummate the transactions contemplated by this Agreement, to own and operate its properties, and to conduct its business as described in the Company’s statements, reports, schedules, forms and other documents filed by the Company with the Securities and Exchange Commission (the “SEC”) since January 1, 2008 (the “SEC Documents”) and as now being conducted.

          4.2 Authorization; No Breach. The execution, delivery and performance of this Agreement have been duly authorized by the Company. This Agreement, when executed and delivered by the Company in accordance with the terms hereof, shall constitute a valid, binding and enforceable obligation of the Company. The execution of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) require the consent, approval, authorization, order, registration or qualification of, or filing with, any governmental authority or court, or body or arbitrator having jurisdiction over the Company; and (ii) constitute or result in a breach, violation or default under any material note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license, whether written or oral, express or implied, or the Company’s charter, bylaws or other organizational document, or any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, governmental authority, arbitrator, mediator or similar body having jurisdiction over the Company or cause the acceleration or termination of any obligation or right of the Company under any such document.

          4.3 Reports and Financial Statements. The Company has filed all reports on Form 10-K, Form 10-Q, Form 8-K and all other reports required to be filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since January 1, 2008, and all such filings, as may have been amended, complied in all material respects with the Exchange Act and the rules and regulations promulgated thereunder as of the date filed with the SEC or amended, as the case may be. None of the SEC Documents, as of their respective dates (as amended through the date hereof), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          4.4 Broker’s Fees. Neither the Company nor any person acting on behalf of the Company has retained or authorized any investment banker, broker, finder or other intermediary to act on behalf of the Company or incurred any liability for any banker’s, broker’s or finder’s fees or commissions in connection with the transactions contemplated by this Agreement.

          4.5 New Notes. The New Notes have been duly and validly authorized and, when executed and delivered to and paid for by the Noteholder under this Agreement, will constitute legal, valid and binding obligations of the Company (subject, as to enforcement remedies, to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles).

          4.6 Private Placement. The Company acknowledges and agrees that the New Notes have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered, sold, transferred or otherwise disposed of at any time except (i) to the Company or a subsidiary thereof or (ii) pursuant to another available exemption under the Securities Act. The Company has not made and will not make, directly or indirectly, offers or sales of the New Notes or any other securities, or solicit offers to buy the New Notes or any other securities, under circumstances that would require the registration of any of the New Notes under the Securities Act in connection with the transactions contemplated by this Agreement.

     SECTION 5. Representations and Warranties of the Noteholder. As a material inducement to the Company to enter into this Agreement, the Noteholder hereby represents and warrants to the Company that the following statements are true and correct as of the date of this Agreement.

          5.1 Organization; Requisite Authority. The Noteholder is a company duly organized, validly existing and in good standing under the laws of the Cayman Islands. The Noteholder has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

          5.2 Authorization; No Breach. The execution, delivery and performance of this Agreement have been duly authorized by the Noteholder. This Agreement, when executed and delivered by the Noteholder in accordance with the terms hereof, shall constitute a valid, binding and enforceable obligation of the Noteholder. The execution of this Agreement by the Noteholder and the consummation by the Noteholder of the transactions contemplated hereby do not and will not (i) require the consent, approval, authorization, order, registration or qualification of, or filing with, any governmental authority or court, or body or arbitrator having jurisdiction over the Noteholder; and (ii) constitute or result in a breach, violation or default under any material note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license, whether written or oral, express or implied, or the Noteholder’s charter, bylaws or other organizational document, or any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, governmental authority, arbitrator, mediator or similar body having jurisdiction over the Noteholder or cause the acceleration or termination of any obligation or right of the Noteholder under any such document.

          5.3 Ownership. The Noteholder is the beneficial owner of the aggregate principal amount of, and any and all accrued and unpaid interest on, the Convertible Notes, and such Convertible Notes are owned free and clear of all Encumbrances (other than Encumbrances that the Noteholder may have created in the ordinary course of its business in connection with financing its holdings). There are no proceedings relating to the Convertible Notes pending or, to the Noteholder’s knowledge, threatened before any court, arbitrator or administrative or governmental body that would adversely affect the Noteholder’s right to transfer the Convertible Notes to the Company and the Convertible Notes will be transferred to the Company, free and clear of any and all Encumbrances. For purposes of this Agreement, “Encumbrance” means any pledge, hypothecation, assignment, lien, restriction, charge, claim, security interest, option, preference, priority or other preferential arrangement of any kind or nature whatsoever.

          5.4 Broker’s Fees. Neither the Noteholder nor any person acting on behalf of the Noteholder has retained or authorized any investment banker, broker, finder or other intermediary to act on behalf of the Noteholder or incurred any liability for any banker’s, broker’s or finder’s fees or commissions in connection with the transactions contemplated by this Agreement.

          5.5 Qualified Institutional Buyer. The Noteholder is a “qualified institutional buyer,” as defined in Rule 144A under the Securities Act, purchasing the New Notes for its own account or the account of such a qualified institutional buyer. The Noteholder has not communicated with and will not communicate with any person in connection with the transactions contemplated by this Agreement and the Securities Purchase Agreement. The Noteholder is a sophisticated institutional investor and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Exchange and an investment in the New Notes.

          5.6 Private Placement. The Noteholder acknowledges and agrees that the New Notes have not been and will not be registered under the Securities Act and may not be offered, sold, transferred or otherwise disposed of at any time except (i) to the Company or a subsidiary thereof or (ii) in accordance with another available exemption under the Securities Act. The Noteholder has not made and will not make directly or indirectly offers or sales of the New Notes, or solicit offers to buy the New Notes, under circumstances that would require the registration of any of the New Notes under the Securities Act in connection with the transactions contemplated by this Agreement.

          5.7 Reporting Obligations. The Noteholder has no obligation to, and will not, report the Exchange in a manner that would result in contemporaneous public disclosure of the transactions contemplated by this Agreement and the Securities Purchase Agreement.

     SECTION 6. Disclosure. The Company shall disclose to the public generally, no later than four business days immediately following the date of this Agreement, such of the Confidential Information as is necessary to permit the Noteholder (including its affiliates and representatives) to purchase and sell (without contravening applicable securities or other law) any securities of the Company. For purposes of this Section 6, “Confidential Information” shall mean any non-public information that the Company or any of its representatives may have furnished to the Noteholder (including its affiliates and representatives), in either case whether oral, written, electronic or in some other form, including – without limitation – the existence of the transactions contemplated by this Agreement and the Securities Purchase Agreement. In the event of the failure of the Company to make the disclosure contemplated by the first sentence of this Section 6, the Noteholder shall be authorized to make any such disclosure.

     SECTION 7. Termination.

          7.1 Conditions of Termination. This Agreement may be terminated at any time prior to October 1, 2009 (or such other date designated in writing by the Parties to be the second Closing Date):

               (a) by the mutual written consent of the Parties;

               (b) by the Company if there has been a material misrepresentation or a material breach of warranty by the Noteholder in the representations and warranties set forth in this Agreement;

               (c) by the Noteholder if there has been a material misrepresentation or a material breach of warranty by the Company in the representations and warranties set forth in this Agreement;

               (d) by either Party if the Securities Purchase Agreement is terminated for any reason; or

               (e) by either Party in the event that the First Closing Date hereunder has not occurred for any reason by July 10, 2009, or the First Closing Date and the Second Closing Date hereunder have not occurred for any reason by October 10, 2009;

provided, however, that insofar as termination under Section 7(d) or 7(e) is concerned, the Party seeking to terminate this Agreement pursuant to such Section shall not have such right if its failure to (i) fulfill any obligation under this Agreement or the Securities Purchase Agreement or (ii) act in good faith has been a significant cause of, or resulted in, the failure of the transactions contemplated by this Agreement and/or the Securities Purchase Agreement to have occurred by such date.

     SECTION 8. Miscellaneous.

          8.1 Further Assurances. In case at any time after each Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement or the transactions contemplated hereby, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request.

          8.2 Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the other provisions hereof shall not be affected thereby.

          8.3 Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

          8.4 Descriptive Headings; Interpretation. The headings and captions used in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          8.5 Entire Agreement. This Agreement and the agreements and documents referred to herein contain the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter in any way.

          8.6 Amendment, Waiver. This Agreement may be amended, modified or supplemented but only in a writing signed by the Noteholder and the Company. No waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the Party claimed to have given or consented thereto.

          8.7 Expenses. Each Party will bear its own expenses in connection with the transactions contemplated hereby.

          8.8 Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (a) when received if given in person or by a courier or a courier service or (b) on the date of transmission if sent by facsimile transmission:

          If to the Company, addressed as follows:

          Albany International Corp.
          1373 Broadway
          Menands, NY 12204

          Attention: Charles J. Silva, Jr.
          Telephone: 518-445-2277
          Facsimile: 518-447-6575

          If to the Noteholder, addressed as follows:

          Citadel Solutions LLC
          131 S. Dearborn Street
          Chicago, IL 60603
          Attention: Kevin Newstead
          Telephone: 312-443-5497
          Facsimile: 312-267-7764

          8.9 APPLICABLE LAW; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS ENTERED INTO AND TO BE PERFORMED IN SUCH STATE. THE PARTIES HERETO AGREE TO WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE ARISING FROM OR RELATED TO THIS AGREEMENT.

          8.10 Submission to Jurisdiction. Each Party agrees that any suit, action or proceeding brought by it against the other Party arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court in The City of New York, New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

          8.11 Specific Performance. The Parties acknowledge that money damages will not be a sufficient remedy for breach of this Agreement and that the Parties hereto may obtain specific performance or other injunctive relief, without the necessity of posting a bond or security therefor.

          8.12 No Construction Against Draftsperson. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

     IN WITNESS WHEREOF, the Parties hereto have executed this Exchange Agreement on the date first written above.

ALBANY INTERNATIONAL CORP.

By:	/s/ Michael C. Nahl
Name: Michael C. Nahl
Title: Executive Vice President
and Chief Financial Officer

CITADEL EQUITY FUND LTD.

By:	/s/ Christopher Ramsey
Name: Christopher Ramsey
Title: Authorized Signatory

Signature Page
Exchange Agreement

ANNEX A

FORM OF NEW NOTE

THIS SECURITY HAS NOT BEEN AND WILL NOT BE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT (I) TO THE COMPANY OR A SUBSIDIARY THEREOF OR (II) PURSUANT TO ANOTHER AVAILABLE EXEMPTION UNDER THE SECURITIES ACT. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY EXCEPT AS AFORESAID.

ALBANY INTERNATIONAL CORP.

2.25% Senior Notes due 2026

No. [•]	$[•]

     Albany International Corp., a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor corporation), for value received hereby promises to pay to the order of Citadel Equity Fund Ltd. (the “Holder”), or registered assigns, the principal amount of $[•] on March 15, 2026, as evidenced by this senior note.

     This Note shall bear interest at the rate of 2.25% per year from [•], 2009, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until March 15, 2013. As of March 15, 2013, this Note shall bear interest at the rate of 3.25% per year from March 15, 2013, to, but excluding, the next scheduled Interest Payment Date until the principal hereof shall have been paid or made available for payment. Interest is payable semi-annually in arrears on each March 15 and September 15, commencing September 15, 2009, to the holder of record at the close of business on the preceding March 1 and September 1 (whether or not such day is a Business Day), respectively. Interest on the Note shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

     Payment of the principal of and premium, if any (including the Redemption Price, Repurchase Price or Fundamental Change Repurchase Price, as the case may be), and accrued and unpaid interest on this Note shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instruction supplied by the Holder to the Company.

     Reference is made to the further provisions of this Note set forth on the reverse hereof and in the attached Annex of Terms (the “Annex”). Such further provisions shall for all purposes have the same effect as though fully set forth at this place. Any capitalized term used and not otherwise defined herein shall have the meaning assigned to such term in the Annex.

     This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State (without regard to the conflicts of laws provisions thereof).

[Remainder of page intentionally left blank]

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     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

ALBANY INTERNATIONAL CORP.

By:
Name:
Title:

Dated: _______________________

REVERSE OF NOTE

ALBANY INTERNATIONAL CORP.
2.25% Senior Notes due 2026

     This Note is a duly authorized issue of securities of the Company, designated as its 2.25% Senior Notes due 2026 in the principal amount of $[•] (the“Notes”).

     Subject to the terms and conditions set forth in the Annex, the Company will make all payments in respect of the Redemption Price, Repurchase Price, the Fundamental Change Repurchase Price, and the principal amount on the Maturity Date, as the case may be, to the Holder if it surrenders this Note to the Company to collect such payments in respect of the Note. The Company will pay in money of the United States that at the time of payment is legal tender for payment of public and private debts.

     No reference herein to the Annex and no provision of this Note or of the Annex shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and accrued and unpaid interest on this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

     In case an Event of Default, as defined in the Annex, shall have occurred and be continuing, the principal of, premium, if any, and interest on the Note may be declared, by the Holder, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Annex.

     The Annex contains provisions permitting the Holder to waive any past Default or Event of Default under the Notes and its consequences except as provided in the Annex.

     The Notes are issuable in definitive, registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Without payment of any service charge but with payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or exchange of this Note, this Note may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

     This Note is not subject to redemption through the operation of any sinking fund. Prior to March 15, 2013, this Note will not be redeemable at the Company’s option. Subject to the terms and conditions set forth in the Annex, beginning on March 15, 2013, the Company, at its option, may redeem this Note for cash at any time as a whole, or from time to time in part, at a price equal to the principal amount of this Note redeemed plus accrued and unpaid interest on the principal amount of this Note redeemed to (but excluding) the Redemption Date.

     Subject to the terms and conditions set forth in the Annex, the Company shall become obligated to purchase, at the option of the Holder, all or any portion of this Note held by the Holder on March 15, 2013 and March 15, 2021, in integral multiples of $1,000 at a Repurchase Price equal to the principal amount of this Note repurchased.

     Upon the occurrence of a Fundamental Change, the Holder has the right, at its option, to require the Company to repurchase all of the Holder’s Note or any portion thereof (in principal

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amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to 100% of the principal amount the Holder elects to require the Company to repurchase, together with accrued and unpaid interest to but excluding the Fundamental Change Repurchase Date. The Company shall mail to the Holder a notice of the occurrence of a Fundamental Change and of the repurchase right arising as a result thereof on or before the fifth Business Day after the occurrence of such Fundamental Change.

     Upon due presentment for registration of transfer of this Note to the Company, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, without charge except for any tax, assessments or other governmental charge imposed in connection therewith.

     The Company may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     No recourse for the payment of the principal of or any premium or accrued and unpaid interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company, or because of the creation of any indebtedness represented hereby, shall be had against any incorporator, stockholder, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or of any successor corporation or other entity, either directly or through the Company or any successor corporation or other entity, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

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ANNEX OF TERMS

ARTICLE 1
DEFINITIONS

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which the banking institutions in The City of New York are authorized or obligated by law or executive order to close or be closed.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

“close of business” means 5:00 p.m. (New York City time).

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled to (1) vote in the election of directors of such Person or (2) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock ” means shares of Class A common stock of the Company, par value $0.001 per share, at the date of the Notes or shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and that are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion that the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Event of Default” shall have the meaning specified in Section 3.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fundamental Change” means the occurrence after the original issuance of the Notes of any of the following events:

     (i) any “person” or “group” (within the meaning of Section 13(d) of the Exchange Act) other than a Standish Holder, the Company, its Subsidiaries or the employee benefit plans of the Company or any such Subsidiary, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the

Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity;

     (ii) consummation of any share exchange, exchange offer, tender offer, consolidation, merger or binding share exchange of the Company pursuant to which the Common Equity will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Subsidiaries; provided, however, that (A) a transaction where the holders of more than 50% of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee immediately after such event shall not be a Fundamental Change, or (B) if at least 90% of the consideration, excluding cash payments for fractional shares, in the share exchange, exchange offer, tender offer, consolidation, merger, binding share exchange, sale, lease or other transfer consists of shares of Publicly Traded Securities, and as a result of such share exchange, exchange offer, tender offer, consolidation, merger, binding share exchange sale, lease or other transfer, the Notes become convertible into such Publicly Traded Securities, excluding cash payments for fractional shares, such event shall not be a Fundamental Change;

     (iii) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company;

     (iv) (A) the Common Stock ceases to be listed on a national securities exchange or quoted on the Nasdaq National Market (at a time when the Nasdaq National Market is not a U.S. national securities exchange) other than in connection with a transaction or series of transactions described in clause (iv)(B) of this definition; or (B) the Common Stock ceases to be listed on a national securities exchange or quoted on the Nasdaq National Market (at a time when the Nasdaq National Market is not a U.S. national securities exchange) in connection with any transaction or series of transactions in which one or more Standish Holders acquires all or substantially all of the shares of Common Stock.

For purposes of this definition, whether a “person” is a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the Exchange Act and “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

“Fundamental Change Company Notice” shall have the meaning specified in Section 4.02(b).

“Fundamental Change Expiration Time” shall have the meaning specified in Section 4.02(b)(vi).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 4.02.

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 4.02(a)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 4.02.

“Holder” means any person in whose name a particular Note is registered on the Note Register.

“Interest Payment Date” means each March 15 and September 15 of each year, beginning on September 15, 2009.

“Maturity Date” means March 15, 2026.

“Note Register” means the register of Notes maintained by the Company.

“Permitted Beneficiary” means, as to any natural person, such person’s spouse, such person’s issue, a spouse of such person’s issue, a whole or half brother or sister of such person and/or a cousin of such person.

“Permitted Transfer” means (1) a transfer of Class B common stock of the Company by the holder thereof to another holder of Class B common stock of the Company; (2) a transfer of Class B common stock of the Company resulting from the death of the holder thereof to another holder of Class B common stock of the Company; (3) if Class B common stock of the Company is held by a trust, (i) a transfer pursuant to the terms of the governing trust instrument as in effect when the transferred Class B common stock of the Company was acquired by that trust or (ii) a transfer to another trust that was established by the same settlor or by a parent, grandparent or Permitted Beneficiary of said settlor and that has as its Primary Beneficiaries the settlor and/or one or more of the parents, grandparents or Permitted Beneficiaries of the settlor; (4) a bona fide pledge of Class B common stock of the Company; provided that any action by the pledgee (other than a Person described in clause (1) or clause (2) of the definition of Standish Holder or in clause (1), (2), (3), (5), (6) or (7) of this definition) in the nature of a foreclosure or other transfer shall not constitute a Permitted Transfer; (5) a transfer of Class B common stock of the Company by a holder who is a natural person to a Permitted Beneficiary of such holder or to a trust that has as its Primary Beneficiaries such holder and/or one or more Permitted Beneficiaries of such holder or to a trust having one or more organizations described in Section 170(2) of the Internal Revenue Code of 1986 (or any successor provision thereto) as an income beneficiary for a fixed period of years and having as its other Primary Beneficiaries such holder and/or one or more Permitted Beneficiaries of such holder; (6) a transfer of Class B common stock of the Company by the holder thereof to a nominee for such holder, or by a nominee for a holder of such shares to such holder or to another nominee for such holder; or (7) a transfer of Class B common stock of the Company by the corporation which is the holder thereof to another corporation (i) which owns all of the capital stock of such holder or all of the capital stock of a corporation which owns all of the capital stock of such holder, (ii) all of the capital stock of which is owned by such holder or by a corporation all of the capital stock of which is owned by such holder, or (iii) all of the capital stock of which is owned by a corporation which owns all of the capital stock of such holder or all of the capital stock of a corporation which owns all of the capital stock of such holder.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Primary Beneficiaries” shall mean beneficiaries of a trust, other than contingent remaindermen, who have, in the aggregate, a beneficial interest in at least 85% of the income and principal of the trust.

“Publicly Traded Securities” means shares of common stock traded on a national securities exchange or quoted on the Nasdaq National Market (at a time when the Nasdaq National Market is not a U.S. national securities exchange) or that will be so traded or quoted when issued or exchanged in connection with a Fundamental Change described in clause (ii) of the definition thereof.

“Record Date” in respect of any payment pursuant to the terms of the Notes means the date that is fifteen (15) days prior to the date of the applicable payment.

“Redemption Date” means the date specified for redemption of the Notes in accordance with the terms of the Notes.

“Redemption Price” shall have the meaning set forth in Section 2.01.

“Standish Holder” means (1) any of the five Persons who were listed as “Reporting Persons” on the Schedule 13D/A (with respect to which the Company was the issuer) filed with the Commission on December 3, 2004, namely: J.S. Standish Company (a Delaware corporation), J. Spencer Standish, Thomas R. Beecher Jr. as sole trustee of trusts for the benefit of John C. Standish and Christine L. Standish, and of the Standish Delta Trust, John C. Standish or Christine L. Standish (all individuals); (2) any of the trusts identified in Item 5 of such Schedule 13D/A as holding shares of common stock of the Company that are deemed for the purposes of such Schedule to be beneficially owned by such Reporting Persons; and (3) any Person to whom one of the five Persons or trusts described above transfers any of his, her or its shares of Class B common stock of the Company, so long as such transfer is a Permitted Transfer.

“Subsidiary” of the Company means (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Company, by the Company and one or more Subsidiaries of the Company or by one or more Subsidiaries of the Company or (ii) any other Person (other than a corporation) in which the Company, one or more Subsidiaries of the Company or the Company and one or more Subsidiaries of the Company, directly or indirectly, at the date of determination thereof, has greater than a 50% ownership interest.

ARTICLE 2
REDEMPTION OF NOTES

     Section 2.01. Company’s Right to Redeem.

     Prior to March 15, 2013, the Notes will not be redeemable at the Company’s option. On or after March 15, 2013, the Company, at its option, may redeem the Notes for cash at any time as a whole, or from time to time in part, at a price (the “Redemption Price”) equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest on the Notes to be redeemed to (but excluding) the Redemption Date; provided, however, that, if the Redemption Date falls after a Record Date and on or prior to the succeeding Interest Payment Date, the Redemption Price shall be equal to 100% of the principal amount of the Notes to be redeemed and the full amount of interest due on such Interest Payment Date shall be payable on such Interest Payment Date to the Holder of the Notes on the Record Date relating to such Interest Payment Date. No sinking fund is provided for the Notes. Provisions of this Annex that apply to redemption also apply to portions of the Notes called for redemption.

     Section 2.02. Notice of Redemption.

     At least 45 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to the Holder.

     The notice shall identify the Notes to be redeemed and shall state:

     (1) the Redemption Date;

     (2) the Redemption Price;

     (3) that the Notes called for redemption must be surrendered to the Company to collect the Redemption Price;

     (4) on and after the Redemption Date (i) the Notes will cease to be outstanding, (ii) interest will cease to accrue on the Notes, and (iii) all other rights of the Holder of the Notes will terminate other than the right to receive the Redemption Price upon delivery of the Notes; and

     (5) if fewer than all of the outstanding Notes are to be redeemed, the certificate numbers, if any, and principal amounts of the particular Notes to be redeemed.

Section 2.03. Effect of Notice of Redemption.

     Once notice of redemption is mailed, the Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice. Upon surrender to the Company, the Notes shall be paid at the Redemption Price stated in the notice.

     Section 2.04. Payment of Redemption Price.

     Payment for the Notes surrendered for redemption will be made promptly after the later of (x) the Redemption Date with respect to such Notes and (y) the time of delivery of such Notes to the Company by the Holder, by wire transfer of immediately available funds to the account of the Holder.

     On and after the Redemption Date (i) the Notes will cease to be outstanding, (ii) interest will cease to accrue on the Notes, and (iii) all other rights of the Holder will terminate other than the right to receive the Redemption Price upon delivery of the Notes.

     Section 2.05. Notes Redeemed in Part.

     Upon surrender of a Note that is redeemed in part, the Company shall execute and deliver to the holder a new Note in an authorized denomination equal in principal amount to the unredeemed portion of the Note surrendered. In the event of any redemption in part, the Company will not be required to (i) issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before any notice of redemption is given to the Holder of any Note to be redeemed, or (ii) register the transfer of or exchange any Note so selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.

     Section 2.06. No Redemption Upon Acceleration.

     Notwithstanding the foregoing, the Company may not redeem the Notes if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such Redemption Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Redemption Price with respect to the Notes).

ARTICLE 3
DEFAULTS

     Section 3.01. Events of Default.

     The following events shall be “Events of Default” with respect to the Notes:

     (a) default in any payment of interest on any Note when due and payable and the default continues for a period of thirty days;

     (b) default in the payment of principal of any Note when due and payable at its Maturity Date, upon redemption, upon required repurchase, upon declaration of acceleration or otherwise;

     (c) failure by the Company to issue a Fundamental Change Company Notice in accordance with Section 4.02 when due;

     (d) failure by the Company for 60 days after written notice from the Holder has been received by the Company to comply with any of its other agreements contained in the Note or this Annex, which notice shall state that it is a “Notice of Default” hereunder;

     (e) default by the Company or any Subsidiary of the Company in the payment of the principal or interest on any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any debt for money borrowed in excess of $25 million in the aggregate of the Company and/or any such Subsidiary, whether such debt now exists or shall hereafter be created, resulting in such debt becoming or being declared due and payable, and such acceleration shall not have been rescinded or annulled within 30 days after written notice of such acceleration has been received by the Company or such Subsidiary;

     (f) a final judgment for the payment of $25 million or more rendered against the Company or any Subsidiary of the Company, which judgment is not fully covered by insurance or not discharged or stayed within 90 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

     (g) the Company or any Subsidiary of the Company that is a “significant subsidiary” (as defined in Regulation S-X under the Exchange Act) or any group of Subsidiaries of the Company that in the aggregate would constitute a “significant subsidiary” shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Subsidiary or group of Subsidiaries or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Subsidiary or group of Subsidiaries or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

     (h) an involuntary case or other proceeding shall be commenced against the Company or any Subsidiary of the Company that is a “significant subsidiary” (as defined in Regulation S-X under the Exchange Act) or any group of Subsidiaries of the Company that in the aggregate would constitute a “significant subsidiary” seeking liquidation, reorganization or other relief with respect to the Company or such Subsidiary or group of Subsidiaries or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Subsidiary or group of Subsidiaries or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of ninety consecutive days.

     In case one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 3.01(g) or Section 3.01(h) with respect to the Company), unless the principal of the Notes shall have already become due and payable, the Holder, by notice in writing to the Company may declare 100% of the principal of and premium, if any, and accrued and unpaid interest on the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Annex or in the Notes contained to the contrary notwithstanding. If an Event of Default specified in Section 3.01(g) or Section 3.01(h) occurs and is continuing with respect to the Company, the principal of the Notes and accrued and unpaid interest shall be immediately due and payable. This provision, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay installments of accrued and unpaid interest upon the Notes and the principal of and premium, if any, on the Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal and premium, if any, at the rate borne by the Notes at such time) and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all Events of Defaults under the Notes, other than the nonpayment of principal of and premium, if any, and accrued and unpaid interest on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 3.03, then and in every such case the Holder by written notice to the Company may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Notes; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon.

     Section 3.02. Notice of Defaults.

     The Company shall, within ninety (90) days after the occurrence and continuance of a Default, mail to the Holder at its address as shall appear on the Note Register, notice of all Defaults, unless such Defaults shall have been cured or waived before the giving of such notice.

     Section 3.03. Waiver.

     The Holder may waive any past Default or Event of Default hereunder and its consequences. Upon any such waiver the Company and the Holder shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 3.03, said Default or Event of Default shall for all purposes of the Notes be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

ARTICLE 4
REPURCHASE OF NOTES AT OPTION OF HOLDERS

     Section 4.01. Repurchase at Option of Holders.

     The Note or portions thereof shall be purchased by the Company at the option of the Holder for cash on March 15, 2013 and March 15, 2021 (each, a “Repurchase Date”), at a purchase price (the “Repurchase Price”) equal to 100% of the principal amount of the Notes to be repurchased. The Company shall pay any accrued and unpaid interest thereon to (but excluding) such Repurchase Date to the holders at the close of business on the Record Date immediately preceding such Repurchase Date. Not later than 20 Business Days prior to any Repurchase Date, the Company shall mail a notice (the “Company Notice”) by first class mail to the Holder. The Company Notice shall include a form of repurchase notice to be completed by a holder and shall state:

     (i) the last date on which the Holder may exercise its repurchase right pursuant to this Section 4.01;

     (ii) the Repurchase Price;

     (iii) that the Notes must be surrendered to the Company to collect payment;

     (iv) that the Repurchase Price for the Notes as to which a Repurchase Notice has been given and not withdrawn will be paid promptly following the later of the Repurchase Date and the time of surrender of such Notes as described in (iii);

     (v) the procedures the Holder must follow to exercise its repurchase rights and a brief description of those rights; and

     (vi) the procedures for withdrawing a Repurchase Notice.

     The purchase of the Notes hereunder shall be made, at the option of the Holder, upon delivery to the Company by the Holder of a written notice of repurchase in the form set forth on the attached Exhibit I (a “Repurchase Notice”) during the period beginning at any time from the opening of business on the date that is 20 Business Days prior to the relevant Repurchase Date until the close of business on the second Business Day prior to the Repurchase Date stating:

     (i) the certificate number of the Notes that the Holder will deliver to be purchased,

     (ii) the portion of the principal amount of the Notes to be purchased, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000, and

     (iii) that such Notes shall be purchased by the Company as of the Repurchase Date pursuant to the terms and conditions specified in the Notes.

     No Repurchase Notice with respect to the Notes may be tendered by the Holder thereof if the Holder has also tendered a Fundamental Change Repurchase Notice and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 4.03.

     The Company shall purchase from the Holder, pursuant to this Section 4.01, a portion of a Notes if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Annex that apply to the purchase of all of the Notes also apply to the purchase of such portion of the Notes.

     Any purchase by the Company contemplated pursuant to the provisions of this Section 4.01 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Repurchase Date and the time of delivery of the Notes.

     Notwithstanding anything herein to the contrary, the Holder shall have the right to withdraw, in whole or in part, its Repurchase Notice at any time prior to the close of business on the second Business Day prior to the Repurchase Date by delivery of a written notice of withdrawal to the Company in accordance with Section 4.03 below.

     (b) Notwithstanding the foregoing, the Notes may not be repurchased by the Company at the option of the Holder if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Repurchase Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Repurchase Price with respect to the Notes).

     (c) In connection with any purchase offer, the Company will (to the extent applicable):

     (i) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act,

     (ii) file a Schedule TO or any successor or similar schedule, if required under the Exchange Act, and

     (iii) otherwise comply with all federal and state securities laws in connection with any offer by the Company to purchase the Notes.

     Section 4.02. Repurchase at Option of Holders Upon a Fundamental Change.

     (a) If there shall occur a Fundamental Change at any time prior to maturity of the Notes, then the Holder shall have the right, at its option, to require the Company to repurchase the Notes for cash, or any portion thereof that is an integral multiple of $1,000 principal amount, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than twenty (20) Business Days and not more than thirty five (35) Business Days after the date of the Fundamental Change Company Notice (as defined below) at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”). If such Fundamental Change Repurchase Date falls after a Record Date for the payment of interest, and on or prior to the corresponding Interest Payment Date, the Company shall instead pay the principal amount to the Holder surrendering the Notes for repurchase pursuant to this Section 4.02, and pay the full amount of accrued and unpaid interest payable on such Interest Payment Date to the Holder on the close of business on the corresponding Record Date. Repurchases of Notes under this Section 4.02 shall be made, at the option of the holder thereof, upon:

     (i) delivery to the Company by the Holder of a duly completed notice in the form set forth on the attached Exhibit II (the “Fundamental Change Repurchase

Notice”) prior to the close of business on the second Business Day prior to the Fundamental Change Repurchase Date; and

     (ii) delivery of the Notes to the Company at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements), such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefore; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 4.02 only if the Note so delivered to the Company shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.

The Fundamental Change Repurchase Notice shall state:

     (A) the certificate numbers of Notes to be delivered for purchase;

     (B) the portion of the principal amount of the Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

     (C) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes;

     Any purchase by the Company contemplated pursuant to the provisions of this Section 4.02 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Repurchase Date and the time of the delivery of the Notes.

     Notwithstanding anything herein to the contrary, the Holder delivering the Fundamental Change Repurchase Notice contemplated by this Section 4.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the second Business Day prior to the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Company in accordance with Section 4.03 below.

     (b) As promptly as practicable after the occurrence of the effective date for a Fundamental Change, and in no event more than five Business Days after the effective date of the Fundamental Change, the Company shall mail to the Holder a notice (the “Fundamental Change Company Notice”) of the effective date of the Fundamental Change and of the repurchase right at the option of the Holder arising as a result thereof. Such mailing shall be by first class mail.

     Each Fundamental Change Company Notice shall specify:

     (i) the events causing the Fundamental Change;

     (ii) the effective date of the Fundamental Change;

     (iii) the last date on which the Holder may exercise the repurchase right;

     (iv) the Fundamental Change Repurchase Price;

     (v) the Fundamental Change Repurchase Date;

     (vi) that the Holder must exercise the repurchase right on or prior to the close of business on the Fundamental Change Repurchase Date (the “Fundamental Change Expiration Time”);

     (vii) that the Holder shall have the right to withdraw the Notes surrendered prior to the Fundamental Change Expiration Time; and

     (viii) the procedures that the Holder must follow to require the Company to repurchase its Notes.

     No failure of the Company to give the foregoing notices and no defect therein shall limit the Holder’s repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 4.02.

     (c) Notwithstanding the foregoing, the Notes may not be repurchased by the Company at the option of the Holder upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Repurchase Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Fundamental Change Repurchase Price with respect to the Notes).

     (d) In connection with any purchase offer, the Company will (to the extent applicable):

     (i) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act,

     (ii) file a Schedule TO or any successor or similar schedule, if required under the Exchange Act, and

     (iii) otherwise comply with all federal and state securities laws in connection with any offer by the Company to purchase the Notes.

     Section 4.03. Withdrawal of Repurchase Notice or Fundamental Change Repurchase Notice.

     A Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the Company at any time prior to the close of business on the second Business Day prior to the Repurchase Date or prior to the close of business on the second Business Day prior to the Fundamental Change Repurchase Date, as the case may be, specifying:

     (i) the certificate number of the Notes in respect of which such notice of withdrawal is being submitted,

     (ii) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, and

     (iii) the principal amount, if any, of such Notes that remains subject to the original Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000.

     Section 4.04. Payment of Repurchase Price or Fundamental Change Repurchase Price.

     Payment for the Notes surrendered for repurchase (and not withdrawn) prior to the Repurchase Date or Fundamental Change Expiration Time will be made promptly after the later of (x) the Repurchase Date or Fundamental Change Repurchase Date, as the case may be, with respect to such Notes (provided the Holder has satisfied the conditions in Sections 4.01 and 4.02, as applicable) and (y) the time of the delivery of such Notes to the Company by the Holder in the manner required by Section 4.01 or Section 4.02, as applicable, by wire transfer of immediately available funds to the account of the Holder.

     (a) Following the Repurchase Date or Fundamental Change Repurchase Date, as the case may be, (i) the Notes will cease to be outstanding, (ii) interest will cease to accrue on the Notes, and (iii) all other rights of the Holder will terminate (other than the right to receive the Repurchase Price or Fundamental Change Repurchase Price, as the case may be, and previously accrued but unpaid interest upon delivery of the Notes).

     (b) Upon surrender of a Note that is to be repurchased in part pursuant to Section 4.01 or 4.02, the Company shall execute and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

EXHIBIT I

[FORM OF REPURCHASE NOTICE]

To: Albany International Corp.

The undersigned registered owner of this Note hereby requests and instructs Albany International Corp. to repay the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the terms and conditions of the Annex referred to in this Note at the Repurchase Price to the registered holder hereof.

The certificate numbers of the Notes to be repurchased are as set forth below:

Dated: _____________________________________________	_____________________________________________

_____________________________________________
Signature(s)

_________________________
Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all): $______,000

NOTICE: The above signature(s) of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

EXHIBIT II

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To: Albany International Corp.

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Albany International Corp. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the applicable provisions of the Annex referred to in this Note, together with accrued and unpaid interest, to, but excluding, such date, to the registered holder hereof.

The certificate numbers of the Notes to be repurchased are as set forth below:

Dated: _____________________________________________	_____________________________________________

_____________________________________________
Signature(s)

_________________________
Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all):$______,000

NOTICE: The above signature(s) of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ANNEX B

[Form of Securities Purchase Agreement]

B-1